                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
August 30, 2004


                                             Contacts:  Adam Hollingsworth
                                                        904-366-2949
                                                        CSX Corp.

                                                        Bob Fort
                                                        757-629-2710
                                                        Norfolk Southern Corp.
                                                        (Media inquiries)

                                                        Leanne Marilley
                                                        757-629-2861
                                                        Norfolk Southern Corp.
                                                        (Investor inquiries)

                                                        Jonathan M. Broder
                                                        215-209-5020
                                                        Consolidated Rail Corp.



     CONRAIL, CSXT AND NSR ANNOUNCE CLOSING OF EXCHANGE OFFER, UNSECURED AND
         SECURED DEBT CONSENT SOLICITATIONS AND CONRAIL'S RESTRUCTURING

WASHINGTON, D.C. - Consolidated Rail Corporation (Conrail), CSX Transportation, Inc. (CSXT) and Norfolk Southern Railway Company (NSR) announced today that they have closed both their previously announced offer to exchange new unsecured debt securities of CSXT and NSR and cash for existing unsecured debt securities of Conrail and their solicitation of consents relating to the restructuring of Conrail's indebtedness. The new unsecured debt securities were issued, and cash was paid, to holders of Conrail's unsecured debt securities that had tendered their debt securities, and provided their consent to the transactions relating to the restructuring of Conrail's indebtedness, on or prior to the expiration date of the exchange offer. Cash was also paid to holders of Conrail's equipment trust certificates and pass through trust certificates that provided their consents to, among other things, the restructuring of Conrail's indebtedness on or prior to the expiration of the secured debt consent solicitation.

The exchange offer and the unsecured and secured debt consent solicitations were part of a series of transactions relating to the restructuring of Conrail's indebtedness and assets as described in the parties' joint petition filed with the Surface Transportation Board on June 4, 2003. The restructuring was completed on Friday, August 27, 2004. As a result of the completion of the restructuring, the business, assets, and operations of New York

                                      -2-
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Central Lines LLC were consolidated into CSXT and the business, assets, and operations of Pennsylvania Lines LLC were consolidated into NSR.

CSX Corporation (CSX), based in Jacksonville, Fla., owns the largest rail network in the eastern United States. CSXT and its 34,000 employees provide rail transportation services over a 23,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces. CSX also provides intermodal and global container terminal operations through other subsidiaries.

Norfolk Southern Corp. (NSC) through its NSR subsidiary operates 21,500 route miles in 22 states, the District of Columbia and Ontario, Canada, serving every major container port in the eastern United States and providing connections to western rail carriers. NSC operates an extensive intermodal network and is the nation's largest rail carrier of automotive parts and finished vehicles.

Conrail is a principal freight railroad in the Northeastern United States, and is indirectly owned 58% by NSC and 42% by CSX.

This press release contains forward-looking statements which speak only as of the date they are made, and none of CSX, NSC, Conrail, or any of their respective subsidiaries undertakes any obligation to update or revise any forward-looking statement. If CSX, NSC or Conrail do update any forward-looking statement, no inference should be drawn that CSX, NSC or Conrail will make additional updates with respect to that statement or any other forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, and other factors which are, in some cases, beyond the control of CSX, NSC and Conrail and could materially affect actual results, performance or achievements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others:
(i) success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting a company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements made by each of NSC and CSX are specified elsewhere in NSC's and CSX's respective documents filed with the SEC. Documents filed with the SEC by CSX and NSC are accessible on the SEC's website at www.sec.gov, CSX's website at www.csx.com and NSC's website at www.nscorp.com.


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